SCHEDULE 14C INFORMATION

                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION



                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



[ ]    Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]    Definitive Information Statement

                          LIONS GATE INVESTMENT LIMITED

                  (Name of Registrant As Specified In Charter)

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)      Title of each class of securities to which transaction applies:

2)      Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)      Proposed maximum aggregate value of transaction:

5)      Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)      Amount Previously Paid:

2)      Form, Schedule or Registration Statement No.:

3)      Filing Party:

4)      Date Filed:

                          LIONS GATE INVESTMENT LIMITED
                            1200 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                 (201) 760-6464

                 NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT


TO ALL STOCKHOLDERS OF LIONS GATE INVESTMENT LIMITED:


     The purpose of this letter is to inform you that we intend to take the following actions by written consent of our stockholders:

     1. To change our name from Lions Gate Investment Limited to DOBI Medical International, Inc.

     2. To reincorporate Lions Gate Investment Limited in Delaware by a merger of Lions Gate with and into a newly-formed Delaware subsidiary, to be known as "DOBI Medical International, Inc.," which will result in:

        o a change of domicile of Lions Gate from the state of Nevada to the state of Delaware, which means that the surviving corporation will be governed by the laws of the state of Delaware;

        o the change of our corporate name from Lions Gate Investment Limited to DOBI Medical International, Inc.;

        o your right to receive one share of common stock of DOBI Medical International for each share of common stock of Lions Gate owned by you as of the record date of the reincorporation;

        o the persons serving presently as executive officers and directors of Lions Gate to serve in their same respective positions in DOBI Medical International after the reincorporation;

        o DOBI Medical International's Certificate of Incorporation becoming the certificate of incorporation of the surviving corporation, under which the authorized number of shares of common stock will be increased from the 100,000,000 shares of common stock, par value $.0001 per share, authorized under Lions Gate's Articles of Incorporation, to 150,000,000 shares of capital stock, divided into 140,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share, with the right conferred upon the board of directors to set the dividend, voting, conversion, liquidation and other rights, as well as the qualifications, limitations and restrictions, with respect to the preferred stock as the board of directors may determine from time to time;

        o DOBI Medical International's By-laws becoming the by-laws of the surviving corporation; and

        o a change in the fiscal year end of Lions Gate from July 31 to December 31 of each year.

     3. To amend our By-laws to increase the size of our board of directors to nine from five, and to fix the number of directors at six;

     4. To ratify the adoption by Lions Gate of the 2000 Stock Incentive Plan of DOBI Medical Systems, Inc., which Lions Gate assumed in connection with a reverse merger transaction completed on December 9, 2003, as well as an amendment to that plan increasing the number of shares of common stock available for issuance under the plan to 5,630,000 shares; and

     5. To ratify the appointment of Marcum & Kliegman LLP as the new certifying public accountants of Lions Gate for the fiscal year ending December 31, 2003.

     The holders of a majority of our outstanding common stock, owning approximately 50.5% of the outstanding shares of our common stock, have executed a written consent in favor of the actions described above that are described in greater detail in the Information Statement accompanying this notice. This consent will satisfy the stockholder approval requirement for the proposed actions and allow us to take the proposed actions on or about January 30, 2004.

     WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of the holders of a majority of our common stock satisfies any applicable stockholder voting requirement of the Nevada General Corporation Law and our Articles of Incorporation and By-laws, we are not asking for a proxy and you are not requested to send one.

     YOU HAVE THE RIGHT TO EXERCISE DISSENTERS' RIGHTS UNDER NEVADA REVISED STATUTES 92A.300-.500, AND OBTAIN THE "FAIR VALUE" OF YOUR SHARES OF LIONS GATE COMMON STOCK, PROVIDED THAT YOU COMPLY WITH THE CONDITIONS ESTABLISHED UNDER APPLICABLE NEVADA LAW. FOR A DISCUSSION REGARDING YOUR DISSENTERS' RIGHTS, SEE THE SECTION TITLED "STOCKHOLDER RESOLUTION #2 -- REINCORPORATION IN DELAWARE; RIGHTS OF DISSENTING STOCKHOLDERS" IN THE ACCOMPANYING INFORMATION STATEMENT AND
EXHIBIT 4, WHICH SETS FORTH THOSE STATUTES.

     The accompanying Information Statement is for information purposes only and explains our corporate name change, the terms of our proposed reincorporation, the adoption of an amendment to our by-laws, the ratification of the adoption of and the amendment to the 2000 Stock Incentive Plan, and our appointment of new certifying public accountants. Please read the accompanying Information Statement carefully.

January 9, 2004

                                            By Order of the Board of Directors

                                            /s/ Phillip C. Thomas

                                            PHILLIP C. THOMAS
                                            Chief Executive Officer

                          LIONS GATE INVESTMENT LIMITED
                            1200 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                 (201) 760-6464
                              ____________________

                              INFORMATION STATEMENT

                                 JANUARY 9, 2004

                              ____________________

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being mailed on or about January 9, 2004 to the stockholders of record of Lions Gate Investment Limited at the close of business on December 9, 2003. This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

     This Information Statement is being furnished to you to inform you of the adoption of resolutions by written consent by the holders of a majority of the outstanding shares of our common stock, par value $.0001 per share. The resolutions adopted by these stockholders give us the authority to take the following actions:

     1. To change our name from Lions Gate Investment Limited to DOBI Medical International, Inc.

     2. To reincorporate Lions Gate Investment Limited in Delaware by a merger of Lions Gate with and into a newly-formed Delaware subsidiary, to be known as "DOBI Medical International, Inc.," which will result in:

        o a change of domicile of Lions Gate from the state of Nevada to the state of Delaware, which means that the surviving corporation will be governed by the laws of the state of Delaware;

        o the change of our corporate name from Lions Gate Investment Limited to DOBI Medical International, Inc.;

        o your right to receive one share of common stock of DOBI Medical International for each share of common stock of Lions Gate owned by you as of the record date of the reincorporation;

        o the persons serving presently as executive officers and directors of Lions Gate to serve in their same respective positions in DOBI Medical International after the reincorporation;

        o DOBI Medical International's Certificate of Incorporation becoming the certificate of incorporation of the surviving corporation, under which the authorized number of shares of common stock will be increased from the 100,000,000 shares of common stock, par value $.0001 per share, authorized under Lions Gate's Articles of Incorporation, to 150,000,000 shares of capital stock, divided into 140,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share, with the right conferred upon the board of directors to set the dividend, voting, conversion, liquidation and other rights, as well as the qualifications, limitations and restrictions, with respect to the preferred stock as the board of directors may determine from time to time;

        o DOBI Medical International's By-laws becoming the by-laws of the surviving corporation; and

        o a change in the fiscal year end of Lions Gate from July 31 to December 31 of each year.

     3. To amend our By-laws to increase the size of our board of directors to nine from five, and to fix the number of directors at six;

     4. To ratify the adoption by Lions Gate of the 2000 Stock Incentive Plan of DOBI Medical Systems, Inc., which Lions Gate assumed in connection with a reverse merger transaction completed on December 9, 2003, as well as an amendment to that plan increasing the number of shares of common stock available for issuance under the plan to 5,630,000 shares; and

     5. To ratify the appointment of Marcum & Kliegman LLP as the new certifying public accountants of Lions Gate for the fiscal year ending December 31, 2003.

     The board of directors of Lions Gate has adopted resolutions authorizing the taking of each of the actions described above and recommended that the stockholders adopt resolutions approving these actions.

     As of the close of business on the record date, we had 37,537,712 shares of common stock outstanding. The common stock is our only class of securities entitled to vote. Each outstanding share of common stock is entitled to one vote per share.

     The affirmative consent of the holders of a majority of our outstanding common stock is required to approve each of the actions described above in the absence of a meeting of stockholders. The requisite stockholder approval of each of the actions described above was obtained by the execution of written consents in favor of these actions by the holders of approximately 50.5% of the outstanding shares of common stock, allowing Lions Gate to take the proposed actions on or about January 30, 2004.

     YOU HAVE THE RIGHT TO EXERCISE DISSENTERS' RIGHTS UNDER NEVADA REVISED STATUTES SECTIONS 92A.300-.500, AND OBTAIN THE "FAIR VALUE" OF YOUR SHARES OF LIONS GATE COMMON STOCK, PROVIDED THAT YOU COMPLY WITH THE CONDITIONS ESTABLISHED UNDER APPLICABLE NEVADA LAW. FOR A DISCUSSION REGARDING YOUR DISSENTERS' RIGHTS, SEE THE SECTION TITLED "STOCKHOLDER RESOLUTION #1 -- REINCORPORATION IN DELAWARE; RIGHTS OF DISSENTING STOCKHOLDERS" IN THE ACCOMPANYING INFORMATION STATEMENT AND EXHIBIT 4 THERETO, WHICH SETS FORTH THOSE STATUTES.

     This Information Statement is first being mailed on or about January 9, 2004. This Information Statement constitutes notice to our stockholders of corporate action by stockholders without a meeting as required by Chapter 78 of the Nevada Revised Statutes.

     The expenses of mailing this Information Statement will be borne by Lions Gate, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may in the future supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our common stock held of record by these persons and that we will reimburse them for their reasonable expenses incurred in this process.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table set forth information regarding the number of shares of common stock of Lions Gate beneficially owned on January 8, 2004, by:

        o each person who is known by Lions Gate to beneficially own 5% or more of the common stock of Lions Gate;

        o each of the directors and executive officers of Lions Gate and all persons expected to become directors of Lions Gate pursuant to the reverse merger; and

        o all of Lions Gate's directors and executive officers, and all persons expected to become directors of Lions Gate pursuant to the reverse merger, as a group.

     Except as otherwise set forth below, the address of each of the persons listed below is Lions Gate Investment Limited, c/o DOBI Medical Systems, Inc., 1200 MacArthur Boulevard, Mahwah, New Jersey 07430.


         NAME AND ADDRESS OF               NUMBER OF SHARES           PERCENTAGE OF SHARES
         BENEFICIAL OWNER(3)             BENEFICIALLY OWNED (1)       BENEFICIALLY OWNED (2)
         -------------------             ----------------------       ----------------------

Phillip C. Thomas                        3,095,628                              8.2%

Michael R. Jorgensen                     250,000                                *

Lake Worth Ventures, Inc.                11,788,493(4)                         30.0%
c/o David H. Clarke
Phillips Point - West Tower
777 South Flagler Drive, Suite 1000
West Palm Beach, Florida 33401

David H. Clarke                          11,934,556(4)                         30.3%

Brad Baker                               13,000                                 *

William Li, M.D.                         6,500                                  *

Robert M. Machinist                      210,033                                *

Dynamics Imaging, Inc.                   2,600,003(5)                           6.9%
400 East 50th Street
New York, New York 10022

Webb W. Turner                           2,630,878(5)                           7.0%

N. Desmond Smith                         -                                      *

Keith A. Ebert                           725,000(6)                             1.9%

Directors and executive officers as a    18,865,594                            47.1%
group (nine persons)

________________________

* Less than 1% of outstanding shares

(1) Unless otherwise indicated, includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire such shares within 60 days after January 8, 2004, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Based upon 37,537,712 shares of common stock outstanding on January 8, 2004.

(3) Brad Baker, William Li, M.D., Robert M. Machinist and Webb W. Turner are shown in this table for purposes of their appointment to the board of directors upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act, which is expected to be approximately 10 days after the merger. In connection with the appointment of these four directors, N. Desmond Smith and Keith A. Ebert have agreed to resign from the board of directors.

(4) Includes 9,999,712 shares of common stock and warrants to purchase 1,789,346 shares of common stock owned by Lake Worth Ventures, Inc., and 64,436 shares of common stock and warrants to purchase 45,000 shares of common stock owned by affiliates of Lake Worth Ventures, which is controlled by David H. Clarke.

(5) Includes 2,600,003 shares of common stock owned by Dynamics Imaging, Inc., of which Mr. Turner is the Chairman of the Board.

(6) 475,000 of such shares are held by Matrix Partners Inc., of which Mr. Ebert is a principal stockholder. The remaining 250,000 shares reflect warrants to purchase such shares held by Strategic Initiatives, Inc., of which Mr. Ebert is the President and sole stockholder.

                                CHANGE IN CONTROL

     As previously disclosed in our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on December 10, 2003, we completed a so-called "reverse merger" transaction on December 9, 2003, in which we caused DOBI Acquisition Corp., a Delaware corporation and newly-created, wholly-owned subsidiary of our company, to be merged with and into DOBI Medical Systems, Inc., a Delaware corporation engaged in the business of developing and commercializing imaging technologies to improve the detection of cancer and other diseases, with DOBI Medical surviving as our wholly-owned subsidiary, and DOBI Medical's former security holders acquiring a majority of the outstanding shares of our common stock. The reverse merger was consummated under Delaware law and pursuant to an Agreement of Merger and Plan of Reorganization, dated December 8, 2003. Concurrently with the closing of the reverse merger, we completed the first tranche of a two-tranche private placement of our shares of common stock and warrants to purchase common stock to new investors. We received gross proceeds of $5,500,000 at the closing of the first tranche of the private placement.

     Under the merger agreement, at closing, we issued 23,576,174 shares of our common stock to the former security holders of DOBI Medical, representing 62.8% of our outstanding common stock following the merger, in exchange for 100% of the outstanding capital stock of DOBI Medical and convertible promissory notes, subject to appraisal rights of former DOBI Medical stockholders. In addition, at the closing of the merger, outstanding stock options to purchase an aggregate of 1,472,251 shares of common stock in DOBI Medical were converted into stock options to purchase a like number of shares of our common stock. In addition, all outstanding warrants issued by DOBI Medical prior to the merger to purchase shares of DOBI Medical common stock were either exchanged for, amended to become, or automatically converted into, three-year warrants to purchase our common stock, at an exercise price of $1.54 per share. At the closing of the merger, all outstanding DOBI Medical warrants were exercisable for 9,573,321 shares of DOBI Medical common stock, and were either exchanged for, amended to become or automatically converted into, three-year warrants to purchase a like number of shares of our common stock.

     In connection with the merger, we completed a private placement of shares of our common stock to new investors at a price of $1.00 per share, with warrants to purchase shares of its common stock at an exercise price of $1.54 per share. The completed private placement is being closed in two tranches. The first tranche closed on the merger closing date, resulting in gross proceeds to us of $5,500,000. The closing of the second tranche is conditioned on our meeting specified operating milestones no later than 18 months after the closing of the merger. Gross proceeds to us from the second tranche are expected to be $3,000,000. After the closing of the merger and the first tranche of the private placement, we had outstanding 37,537,712 shares of common stock, warrants to purchase 16,093,321 shares of common stock, and stock options to purchase 1,472,251 shares of common stock.

     Investors who participated in the first tranche were required to irrevocably commit to the second tranche, with 64.7% of their subscribed investment being funded at the closing of the first tranche and the remaining 35.3% being funded at the closing of the second tranche. Investors who do not fund their second tranche investment commitment will forfeit the shares issued to them in the first tranche. The second tranche investment commitment is secured by the shares issued in the first tranche. After the closing of the second tranche of the private placement, unless additional securities are issued in other transactions or anti-dilution provisions are triggered, we expect to have the following equity securities outstanding: 40,537,712 shares of common stock, warrants to purchase 19,093,321 shares of common stock, and stock options to purchase 1,472,251 shares of common stock, resulting in an aggregate of 61,103,284 shares of our common stock outstanding on a fully-diluted basis. The 23,576,174 shares of our common stock that were issued to the former security holders of DOBI Medical at the closing of the merger and 9,573,321 shares of our common stock that are reserved for issuance upon the exercise of the warrants to purchase common stock that we issued in exchange for the outstanding DOBI Medical warrants will represent, in total, 54.3% of the total number of outstanding shares of our common stock, assuming the exercise of all outstanding warrants to purchase our common stock following the closing of the second tranche of the private placement.

     Under the merger agreement, at the closing of the merger, the membership of the board of directors of Lions Gate was increased from two to four directors, and Phillip C. Thomas and David H. Clarke were appointed to serve until the next annual meeting of stockholders in the vacancies created by the increase. Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act, under the merger agreement, the number of members comprising the board of directors will be increased to six members, and Brad Baker, William Li, M.D., Robert M. Machinist and Webb W. Turner will be appointed to serve as directors of Lions Gate until the next annual meeting of stockholders. In connection with the appointment of these four directors, N. Desmond Smith and Keith A. Ebert, the sole members of the board of directors of Lions Gate prior to the merger, will resign as directors of Lions Gate.

     For a more complete summary of the reverse merger and private placement transactions, stockholders should refer to the Current Report on Form 8-K filed by Lions Gate on December 10, 2003.

                            STOCKHOLDER RESOLUTION #1

                          CHANGE OF THE COMPANY'S NAME

BACKGROUND AND PURPOSE

     On December 10, 2003, our board of directors and the Majority Stockholders approved a change of our name to "DOBI Medical International, Inc." The reason for the name change is to allow us to maintain the DOBI Medical name through which our operating subsidiary, DOBI Medical Systems, Inc., conducted its business before it completed the reverse merger transaction with Lions Gate on December 9, 2003. In addition, changing our name to DOBI Medical International will allow us to further pursue our strategy of developing and offering medical device products worldwide. The name change will be effected by virtue of the reincorporation of our company in the state of Delaware, as described below in Stockholder Resolution #2.

                            STOCKHOLDER RESOLUTION #2

                           REINCORPORATION IN DELAWARE

SUMMARY

Transaction:           Reincorporation in Delaware.

Purpose:               To provide greater flexibility and simplicity in corporate transactions and reduce taxes and other costs of doing business. For more information, see "Background and Purpose of Reincorporation; Principal
                       Reasons for Reincorporation in Delaware."

                       The purpose of this Information Statement is to inform holders of our common stock of this corporate action.

Record Date:           December 9, 2003.

Method:                Merger with and into our newly-formed, wholly-owned subsidiary, DOBI
                       Medical International, Inc.  For more information, see "Background and
                       Purpose of Reincorporation; Principal Features of the Reincorporation."

Exchange Ratios:       One share of DOBI Medical International common stock will be issued for each share of our common stock held as of the record date.  For more information, see "Background and Purpose of Reincorporation; Principal
                       Features of the Reincorporation."

Effective Date:        20 days after mailing of this Information Statement.

Right to Dissent:      Any stockholder is entitled to be paid the fair value of his, her or its shares if the stockholder timely dissents to the reincorporation or any of the actions resulting from or in connection with the
                       reincorporation.  For more information, see "Rights of Dissenting
                       Stockholders."


QUESTIONS AND ANSWERS

     This Information Statement is first being sent to stockholders on or about January 9, 2004. The following questions and answers are intended to respond to frequently asked questions concerning our reincorporation in Delaware. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its exhibits.

Q:    Why are we reincorporating in Delaware and changing our name?

A: We believe that the reincorporation in Delaware will give us more flexibility and simplicity in various corporate transactions. Delaware has adopted a General Corporation Law that includes by statute many concepts created by judicial rulings in other jurisdictions. Therefore, we believe that Delaware provides a recognized body of corporate law that is consistently interpreted by Delaware courts, thus facilitating corporate governance by our officers and directors. As part of the reincorporation, Lion Gate's name will be changed to that of its subsidiary, DOBI Medical International, Inc. By changing our name, we will maintain the DOBI Medical name through which our operating subsidiary, DOBI Medical Systems, Inc. has conducted its business since it was acquired by Lions Gate in the reverse merger transaction that was completed on December 9, 2003. In addition, changing our name to DOBI Medical International will allow us to further pursue our strategy of developing and offering medical device products worldwide.

Q: Why are we not holding a meeting of stockholders to approve the reincorporation?

A: The board of directors has already approved the reincorporation plan and has received the written consent of officers, directors and affiliates that represent a majority of our outstanding shares of common stock, without the need to solicit votes. Under Nevada law and our Articles of Incorporation, this transaction may be approved by the written consent of a majority of the shares entitled to vote. Since we have already received written consents representing the necessary number of shares, a meeting is not necessary and represents a substantial and avoidable expense.

Q:    What are the principal features of the reincorporation?

A: The reincorporation will be accomplished by merging with and into our newly-formed, wholly-owned subsidiary, DOBI Medical International. One new share of DOBI Medical International common stock will be issued for each outstanding share of our common stock held by our stockholders on the effective date for the reincorporation. Our shares will no longer be eligible to trade on the over-the-counter bulletin board market. Shares of DOBI Medical International will be eligible to trade in their place beginning on or about the effective date of the reincorporation under a new CUSIP number and trading symbol that have not yet been assigned.

Q:    What are the differences between Delaware and Nevada law?

A: There are certain differences between the laws of the state of Nevada and state of Delaware that impact your rights as a stockholder. For information regarding the differences between the corporate laws of the state of Delaware and the state of Nevada, please see "Background and Purpose of Reincorporation; Differences Between the Corporate Laws and Charter Documents Governing Lions Gate and DOBI Medical International."

Q:    How will the reincorporation affect my ownership?

A:    Your ownership interest will not be affected by the reincorporation.

Q:    How will the reincorporation affect our officers, directors and employees?

A: Our officers, directors and employees will become the officers, directors and employees of DOBI Medical International on the effective date of the reincorporation.

Q:    How will the reincorporation affect our business?

A: DOBI Medical International will continue our business at the same location and with the same assets through Lions Gate's other wholly-owned subsidiary, DOBI Medical Systems, Inc. Lions Gate will cease its corporate existence in the state of Nevada on the effective date of the reincorporation.

Q:    What do I do with my stock certificates?

A: Delivery of your certificates issued prior to the effective date of the reincorporation will constitute "good delivery" of shares in transactions subsequent to reincorporation. Certificates representing shares of DOBI Medical International will be issued with respect to transfers completed after the reincorporation. New certificates will also be issued upon the request of any stockholder, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.

      IT WILL NOT BE NECESSARY FOR OUR STOCKHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR CERTIFICATES OF DOBI MEDICAL INTERNATIONAL. OUTSTANDING STOCK CERTIFICATES OF LIONS GATE INVESTMENT LIMITED SHOULD NOT BE DESTROYED OR SENT TO US.

Q:    What if I have lost my certificate?

A: If you have lost your certificate, you can contact our transfer agent to have a new certificate issued. You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for sale of transfer. Our transfer agent may be reached at:

                   The Nevada Agency and Trust Company Limited
                        50 West Liberty Street, Suite 880
                               Reno, Nevada 89501
                            Telephone: (775) 322-0626

Q:    Can I require Lions Gate to purchase my stock?

A: Yes. Under Nevada law you are entitled to appraisal and purchase of your stock as a result of the reincorporation.

Q:    Who will pay the costs of reincorporation?

A: We will pay all of the costs of reincorporation in Delaware, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the reincorporation.

Q:    Will I have to pay taxes on the new certificates?

A: We believe that the reincorporation is not a taxable event and that you will be entitled to the same basis in the shares of DOBI Medical International that you had in our common stock. Everyone's tax situation is different and you should consult with your personal tax advisor regarding the tax effect of the reincorporation.

BACKGROUND AND PURPOSE OF REINCORPORATION

     Introduction

     The following discussion summarizes the important aspects of our reincorporation in Delaware. This summary does not include all of the provisions of the Certificate of Incorporation or By-laws of DOBI Medical International, copies of which are attached as Exhibits 2 and 3 to this Information Statement. Copies of the Articles of Incorporation and the By-laws of Lions Gate and the By-laws of DOBI Medical International are available for inspection at our principal offices, and we will send copies to stockholders upon request.

     Principal Reasons for Reincorporation in Delaware

     We believe that the reincorporation in Delaware will provide a greater measure of flexibility and simplicity in corporate transactions and reduce taxes and other costs of doing business. We also believe Delaware provides a recognized body of corporate law that will facilitate corporate governance by our officers and directors. Delaware is a favorable legal and regulatory environment in which to operate and where a substantial number of Fortune 500 companies and New York and American Stock Exchange listed firms are incorporated today. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are periodically updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware in a manner similar to that which we proposed. Because of Delaware's longstanding policy of encouraging incorporation in that state, and consequently its preeminence as the state of incorporation for many major corporations, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. It is anticipated that Delaware corporate law will continue to be interpreted and explained in a number of significant court decisions that may provide greater predictability with respect to our corporate legal affairs. Certain aspects of Delaware corporate law have, however, been criticized on the ground that they do not afford minority shareholders the same substantive rights and protection as are available in a number of other states. For a discussion of certain differences in stockholders' rights and the powers of management under Delaware law and Nevada law, see "Differences Between the Corporate Laws and Charter Documents Governing Lions Gate and DOBI Medical International."

     Principal Features of the Reincorporation

     The reincorporation in Delaware will be effected by our merger with and into DOBI Medical International, Inc., a newly-formed, wholly-owned subsidiary of Lions Gate incorporated in Delaware for this purpose. DOBI Medical International has not engaged in any activities except in connection with the reincorporation. The mailing address of its principal offices and its telephone number are the same as those of Lions Gate. As part of its approval and recommendation of the reincorporation, the board of directors of Lions Gate has approved, and recommended to our stockholders, and the holders of a majority of our outstanding shares of common stock have adopted and approved, an Agreement and Plan of Merger pursuant to which Lions Gate will be merged with and into DOBI Medical International. The full texts of the Agreement and Plan of Merger and the Certificate of Incorporation and By-laws of DOBI Medical International, the successor Delaware company under which Lions Gate's business will be conducted after the reincorporation, are set forth as Exhibits 1, 2 and 3, respectively. The discussion contained in this Information Statement is qualified in its entirety by reference to such Exhibits.

     Upon the receipt by Lions Gate of any required third party consents to the reincorporation, and upon the filing of appropriate certificates of merger by the Secretaries of State of the states of Nevada and Delaware, Lions Gate will be merged with and into DOBI Medical International pursuant to the Agreement and Plan of Merger, resulting in a change in Lions Gate's state of incorporation from Nevada to Delaware, and a change in our company's name from Lions Gate Investment Limited to DOBI Medical International, Inc. We will then be subject to the Delaware General Corporation Law and the Certificate of Incorporation and By-laws of DOBI Medical International, which will replace Lions Gate's current Articles of Incorporation and By-laws. These changes may alter the rights of stockholders of Lions Gate. See "Differences Between the Corporate Laws and Charter Documents Governing Lions Gate and DOBI Medical International." The text of the certificate of Incorporation and By-laws of DOBI Medical International are attached hereto as Exhibits 2 and 3, respectively. The effectiveness of the reincorporation and the merger is conditioned upon the filing by both Lions Gate and DOBI Medical International of a Certificate of Merger with the state of Nevada and a Certificate of Merger with the state of Delaware. We anticipate that the reincorporation will become effective 20 days after the date of this Information Statement. As a result of the reincorporation, Lions Gate will cease its corporate existence in the state of Nevada.

     Upon completion of the reincorporation, each of our stockholders will be entitled to receive one share of DOBI Medical International common stock for each share of our common stock he, she or it owns. Each share of DOBI Medical International common stock owned by us will be canceled and resume the status of authorized and unissued DOBI Medical International common stock. In addition, outstanding stock options and warrants to purchase shares of common stock will be converted automatically into stock options and warrants to purchase the same number of shares of common stock of DOBI Medical International. Each employee stock plan and any other employee benefit plan to which Lions Gate is a party, whether or not such plan relates to Lions Gate's common stock, will be assumed by DOBI Medical International and, to the extent any such plan provides for the issuance or purchase of Lions Gate common stock, it will be deemed to provide for the issuance or purchase of shares of common stock of DOBI Medical International.

     IT WILL NOT BE NECESSARY FOR STOCKHOLDERS OF LIONS GATE TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR CERTIFICATES OF DOBI MEDICAL INTERNATIONAL; OUTSTANDING STOCK CERTIFICATES OF LIONS GATE SHOULD NOT BE DESTROYED OR SENT TO LIONS GATE. The common stock of DOBI Medical International will continue to be traded on the OTC Bulletin Board, which will consider the existing stock certificates as constituting "good delivery" in transactions subsequent to the reincorporation.

     The Certificate of Incorporation and By-laws of DOBI Medical International are different from our Articles of Incorporation and By-laws. Your rights as stockholders may be affected by the reincorporation by, among other things, the differences between the laws of the state of Nevada, which govern Lions Gate, and the laws of the state of Delaware, which govern DOBI Medical International. See the information under "Differences between the Corporate Laws and Charter Documents Governing Lions Gate and DOBI Medical International" for a summary of the differences between the corporate laws of the state of Nevada and the state of Delaware.

     The reincorporation will not result in any changes in our business, management, assets, liabilities or net worth. DOBI Medical International is currently our wholly-owned subsidiary and, upon completion of the reincorporation, will succeed by operation of law to all of our business, assets and liabilities. The board of directors and officers of DOBI Medical International will consist of the same persons who are our directors and officers prior to the reincorporation. Our daily business operations will continue at our principal offices at 1200 MacArthur Boulevard, Mahwah, New Jersey 07430.

     Change in Capitalization

     Our authorized capital on the date of this Information Statement consisted of 100,000,000 shares of common stock, par value $.0001 per share. As of the date of this Information Statement, there were 37,537,712 shares of our common stock issued and outstanding. Upon the completion of the reincorporation, the Certificate of Incorporation of DOBI Medical International will become the certificate of incorporation of the surviving corporation. The authorized capital of DOBI Medical International consists of 150,000,000 shares of capital stock divided into 140,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share, with the right conferred upon the board of directors to set the dividend, voting, conversion, liquidation and other rights, as well as the qualifications, limitations and restrictions, with respect to such preferred stock as the board of directors may determine from time to time. As a result of the reincorporation and exchange of the common stock, DOBI Medical International will have outstanding 37,537,712 shares of common stock and no shares of preferred stock outstanding. Accordingly, the board of directors will have available 102,462,288 shares of common stock and 10,000,000 shares of preferred stock which are authorized but unissued and unreserved. The reincorporation will not affect our total stockholders' equity or total capitalization.

     The additional shares of common stock authorized under DOBI Medical International's Certificate of Incorporation would be identical to the shares of common stock now authorized. Holders of common stock do not have preemptive rights under DOBI Medical International's Certificate of Incorporation to subscribe for additional securities which may be issued by DOBI Medical International. The issuance of additional shares of common stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing holders of common stock and may adversely affect the market price of the common stock.

     The board of directors of DOBI Medical International has not adopted any designations, rights or preferences for the preferred stock. The board of directors of DOBI Medical International may authorize, without further stockholder approval, the issuance of such shares of preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. This issuance could result in a significant dilution of the voting rights and the stockholders' equity of then existing stockholders.

     There are no present plans, understandings or agreements, and we are not engaged in any negotiations, that will involve the issuance of preferred stock. However, the board of directors believes it prudent to have shares of preferred stock available for such corporate purposes as the board of directors may from time to time deem necessary and advisable including for acquisitions and the raising of additional capital, for which there are no present agreements or understandings.

     Issuance of additional authorized common stock or preferred stock may have the effect of:

        o deterring or thwarting persons seeking to take control of DOBI Medical International through a tender offer, proxy fight or otherwise;

        o    prohibiting the removal of incumbent management; or

        o impeding a corporate transaction such as a merger. For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly.

     The increase in the authorized shares of common stock and the creation of preferred stock is not part of any plan by Lions Gate to adopt a series of amendments to its Articles of Incorporation or By-laws so as to render the takeover of Lions Gate more difficult. Moreover, Lions Gate is not implementing these changes to enable it to frustrate any efforts by another party to acquire a controlling interest or seek representation on the board of directors.

     The increase in the authorized common stock was recommended by the board of directors of Lions Gate to assure that an adequate supply of authorized, unissued shares of common stock is available for general corporate needs and to provide the board of directors of DOBI Medical International with the necessary flexibility to issue stock in connection with acquisitions, merger transactions or financings without the delay incidental to obtaining stockholder approval of an amendment to the certificate of incorporation at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which the DOBI Medical International's securities may then be listed. The additional authorized shares of common stock may be used for such purposes as raising additional capital or the financing of an acquisition or business combination. Such shares would, however, be available for issuance without further action by the stockholders, unless required by applicable law. The ability to issue shares, as the board of directors determines from time to time to be in DOBI Medical International's best interests, will also permit us to avoid the extra expenses that would be incurred in holding special stockholders meetings solely to approve an increase in the number of shares which DOBI Medical International has the authority to issue.

     Change in By-laws

     Upon the completion of the reincorporation, the By-laws of DOBI Medical International will become the by-laws of the surviving corporation. While the By-laws of DOBI Medical International are similar to the By-laws of Lions Gate, there are differences which may affect your rights as a stockholder.

     Differences Between the Corporate Laws and Charter Documents Governing Lions Gate and DOBI Medical International

     Lions Gate is incorporated under the laws of the state of Nevada and DOBI Medical International is incorporated under the laws of the state of Delaware. On consummation of the reincorporation, the stockholders of Lions Gate, whose rights currently are governed by Nevada law and Lions Gate's Articles of Incorporation and By-laws, which were created pursuant to Nevada law, will become stockholders of a Delaware company, DOBI Medical International, and their rights as stockholders will then be governed by Delaware law and DOBI Medical International's Certificate of Incorporation and By-laws, which were created under Delaware law.

     Although the corporate statutes of Nevada and Delaware are similar, certain differences exist. The most significant differences, in the judgment of the management of Lions Gate, are summarized below. Stockholders should refer to the Delaware General Corporation Law and the Nevada Business Corporation Act to understand how these laws apply to Lions Gate and DOBI Medical International.

     Classified Board of Directors. Delaware law permits any Delaware corporation to classify its board of directors into as many as three classes as equally as possible with staggered terms of office. After initial implementation of a classified board, one class will be elected at each annual meeting of the stockholders to serve for a term of one, two or three years (depending upon the number of classes into which directors are classified) or until their successors are elected and take office. Nevada law also permits corporations to classify boards of directors provided that at least one-fourth of the total number of directors is elected annually. Lions Gate does not have a classified board, and it is not currently expected that DOBI Medical International's board of directors will be classified in the near future.

     Removal of Directors. With respect to removal of directors, under the Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation's issued and outstanding stock. Nevada does not distinguish between removal of directors with or without cause. Under Delaware law, directors of a corporation without a classified board may be removed with or without cause, by the holders of a majority of shares then entitled to vote in an election of directors.

     Special Meetings of Stockholders. Delaware law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or by-laws to call a special stockholder meeting. Nevada law does not address the manner in which special meetings of stockholders may be called. Lions Gate's By-laws provide that special meetings of the stockholders may be called by the company's board of directors, Chairman of the board of directors, President, any Vice President, or by one or more stockholders holding not less than 10% of the issued and outstanding shares of capital stock of Lions Gate. The By-laws of DOBI Medical International provide that the company's board of directors, Chairman of the board of directors, Chief Executive Officer or President may call a special meeting of the stockholders, but do not provide that the Stockholders themselves may call a special meeting nor does it provide that the Chief Executive Officer must call a special meeting of the stockholders if not less than 10% of the issued and outstanding shares of capital stock of DOBI Medial International request as special meeting in writing.

     Delaware law also provides that if a corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting taken, in both cases for a period of 30 days after the date designated for the annual meeting, a director or stockholder of the corporation may apply to the Court of Chancery of the State of Delaware to order an annual meeting for the election of directors.

     Cumulative Voting. Cumulative voting for directors entitles stockholders to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected. Stockholders may cast all such votes either for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not otherwise be able to elect any directors.

     Nevada law permits cumulative voting in the election of directors as long as the articles of incorporation provide for cumulative voting and certain procedures for the exercise of cumulative voting are followed. A Delaware corporation may provide for cumulative voting in the corporation's certificate of incorporation. Lions Gate opted out of cumulative voting by not including a provision granting cumulative voting rights in its Articles of Incorporation. DOBI Medical International also did not adopt cumulative voting in that its Certificate of Incorporation will not provide for cumulative voting in the election of directors.

     Because neither Lions Gate nor DOBI Medical International utilizes cumulative voting, there will be no difference in stockholders' rights with respect to this issue.

     Vacancies. Under Delaware law, subject to the rights, if any, of any series of preferred stock to elect directors and to fill vacancies on the board of directors, vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed will hold office for the remainder of the full term of the class of directors in which the vacancy occurred.

     Similarly, Nevada law provides that vacancies may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. Lions Gate's By-laws and the DOBI Medical International By-laws address the issue of director vacancies in substantially the same manner. Therefore, the change from Nevada law to Delaware law will not alter stockholders' rights with respect to filling vacancies.

     Indemnification of Officers and Directors and Advancement of Expenses. Delaware and Nevada law have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents. Delaware and Nevada law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or by-laws provides for mandatory advancement. Under Nevada law, the articles of incorporation, by-laws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Lions Gate's By-laws do not provide for the mandatory advancement of expenses to directors and officers. In contrast, the Certificate of Incorporation and by-laws of DOBI Medical International each provide for the mandatory advancement of expenses to directors and officers. As a result, there is a difference in stockholders' rights with respect to issue of mandatory advancement of expenses to directors and officers. In addition, the board of directors of DOBI Medical International will be required to indemnify directors and officers. The board of directors of DOBI Medical International will retain the discretionary authority to authorize the indemnification of employees and agents, subject to certain conditions under its By-laws and Delaware law.

     Limitation on Personal Liability of Directors. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. DOBI Medical International's Certificate of Incorporation will limit the liability of directors to DOBI Medical International to the fullest extent permitted by law.

     While Nevada law has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Nevada provision differs in two respects. First, the Nevada provision applies to both directors and officers. Second, while the Delaware provision excepts from limitation on liability of breach of the duty of loyalty, the Nevada counterpart does not contain this exception. Thus, the Nevada provision expressly permits a corporation to limit the liability of officers, as well as directors, and permits limitation of liability arising from a breach of the duty of loyalty. Lions Gate's Articles of Incorporation limit the personal liability to Lions Gate of directors, officers and stockholders. DOBI Medical International's Certificate of Incorporation adopts a narrower limitation on liability, and officers will therefore remain potentially liable to DOBI Medical International. DOBI Medical International, however, may determine to indemnify these persons in its discretion subject to the conditions of the Delaware law and its Certificate of Incorporation and By-laws.

     Dividends. Delaware law is more restrictive than Nevada law with respect to when dividends may be paid. Under Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

     Nevada law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

     Restrictions on Business Combinations. Both Delaware law and Nevada law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under Delaware law, a corporation which is listed on a national securities exchange, included for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time such stockholder became an interested stockholder, unless (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66-2/3% of the corporation's outstanding voting stock at an annual or special meeting (and not by written consent), excluding shares owned by the interested stockholder. Delaware law defines "interested stockholder" generally as a person who owns 15% or more of the outstanding shares of a corporation's voting stock.

     Nevada law regulates business combinations more stringently. First, an "interested stockholder" is defined as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. Second, the three-year moratorium can be lifted only by advance approval by a corporation's board of directors. Finally, after the three-year period, combinations with "interested stockholders" remain prohibited unless (i) they are approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested party, or (ii) the interested stockholders satisfy certain fair value requirements. As in Delaware, a Nevada corporation may opt out of the statute with appropriate provisions in its articles of incorporation.

     Neither Lions Gate nor DOBI Medical International have opted out of the applicable statutes with appropriate provisions in their respective Articles and Certificate of Incorporation.

     Amendment to Certificate of Incorporation/Articles of Incorporation or By-laws. In general, both Delaware law and Nevada law require the approval of the holders of a majority of all outstanding shares entitled to vote to approve proposed amendments to a corporation's certificate/articles of incorporation. Both Delaware law and Nevada law also provide that in addition to the vote described above, the vote of a majority of the outstanding shares of a class may be required to amend the certificate/articles of incorporation. Neither state requires stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation's organizational documents grant such power to its board of directors. Both Nevada law and Delaware law permit, in general, the number of authorized shares of any such class of stock to be increased or decreased (but not below the number of shares then outstanding) by the board of directors unless otherwise provided in the articles of incorporation or resolution adopted pursuant to the certificate of incorporation, respectively.

     Actions by Written Consent of Stockholders. Nevada law and Delaware law each provide that, unless the articles/certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. In addition, Delaware law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. There will be no difference in stockholders' rights with respect to stockholder action by written consent, as both Lions Gate's Articles of Incorporation and By-laws and DOBI Medical International's Certificate of Incorporation and By-laws do not limit stockholder action by written consent.

     Stockholder Vote for Mergers and Other Corporation Reorganizations. In general, both jurisdictions require authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Nevada law does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances.

     Defenses Against Hostile Takeovers

     Introduction. While the following discussion summarizes the reasons for, and the operation and effects of, the principal provisions of DOBI Medical International's Certificate of Incorporation which management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the full texts of DOBI Medical International's Certificate of Incorporation and By-laws.

     In general, the anti-takeover provisions of DOBI Medical International's Certificate of Incorporation are designed to minimize susceptibility to sudden acquisitions of control which have not been negotiated with and approved by DOBI Medical International's board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of DOBI Medical International or a tender offer for all of DOBI Medical International's capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control of DOBI Medical International in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of DOBI Medical International in a short time and then impose its will on the remaining stockholders. However, to the extent these provisions successfully discourage the acquisition of control of DOBI Medical International or tender offers for all or part of DOBI Medical International's capital stock without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

     Tender offers or other non-open market acquisitions of stock will generally be made at prices above the prevailing market price of DOBI Medical International's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of DOBI Medical International's stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interests.

     Authorized Shares of Capital Stock. DOBI Medical International's Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, with the right conferred upon the board of directors to set the dividend, voting, conversion, liquidation and other rights, as well as the qualifications, limitations and restrictions with respect to such preferred stock as the board of directors may determine from time to time. Shares of DOBI Medical International's preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of common stock (the Certificate of Incorporation authorizes the issuance of up to 150,000,000 shares), could represent additional capital stock required to be purchased by an acquiror. Issuance of such additional shares may dilute the voting interest of DOBI Medical International's stockholders. If the board of directors of DOBI Medical International determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

     Stockholder Meetings. Delaware law provides that the annual stockholder meeting may be called by a corporation's board of directors or by such person or persons as may be authorized by a corporation's certificate of incorporation or by-laws. DOBI Medical International's By-laws provide that annual stockholder meetings may be called only by DOBI Medical International `s board of directors. Although DOBI Medical International believes that this provision will discourage stockholder attempts to disrupt the business of DOBI Medical International between annual meetings, its effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of DOBI Medical International between one annual meeting as a forum to address certain other matters and discourage takeovers which are desired by the stockholders.

     Restriction of Maximum Number of Directors and Filling Vacancies on the Board of Directors. Delaware law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by the corporation's by-laws, unless it is set by the corporation's certificate of incorporation. DOBI Medical International's By-laws provide that the number of directors shall not be less than one or more than nine. The power to determine the number of directors within these numerical limitations is vested in the board of directors. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested primarily in the board of directors. The stockholders also may fill vacancies at annual or special meetings of stockholders called for that purpose, but the ability of the stockholders to fill any vacancy on the board will in most cases be limited to filling vacancies created by the resignation or removal of a director. The overall effect of these provisions may be to prevent a person or entity from quickly acquiring control of DOBI Medical International through an increase in the number of the directors and election of nominees to fill the newly-created vacancies and thus allow existing management to continue in office.

     Approval of Business Combinations with Related Persons. DOBI Medical International's Certificate of Incorporation generally permits the company to enter into a business combination regardless of whether the interested director is present at or participates in the meeting of the board of directors or the board committee authorizing the transaction or votes to approve the transaction, as long as any of the following three conditions are met: (i) the board of directors or a board committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors is less than a quorum; (ii) the transaction is approved in good faith by the holders of a majority of the outstanding voting stock (and any class or series entitled to vote separately), at any annual or special meeting of the stockholders called for that purpose; or (iii) the transaction is fair to the company at the time it is authorized, approved or ratified by the board of directors or a committee of the board, or the stockholders. Under Delaware law, absent these provisions, business combinations generally, including mergers, consolidations and sales of substantially all of the assets must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding voting stock. One exception under Delaware law to the majority approval requirement applies to business combinations (as defined) involving stockholders owning 15% of the outstanding voting stock of a corporation for less than three years. In order to obtain stockholder approval of a business combination with such a related person, the holders of two-thirds of the outstanding voting stock, excluding the stock owned by the 15% stockholder, must approve the transaction. Alternatively, the 15% stockholder must satisfy other requirements under Delaware law relating to (i) the percentage of stock acquired by such person in the transaction which resulted in such person's ownership becoming subject to the law, or (ii) approval of the board of directors of such person's acquisition of the stock of the Delaware corporation. Delaware law does not contain price criteria. The supermajority stockholder vote requirements under Delaware law may have the effect of foreclosing mergers and other business combinations which the holders of a majority of the stock deem desirable and place the power to prevent such a transaction in the hands of a minority of the stockholders

     Under Delaware law, there is no cumulative voting by stockholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholders meeting may, if they so choose, elect all directors of DOBI Medical International, thus precluding a small group of stockholders from controlling the election of one or more representatives to the board of directors.

     Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings. DOBI Medical International's Certificate of Incorporation generally provides that any stockholder desiring to make a proposal for new business at a stockholder meeting must submit written notice not less than 90 or more than 180 days in advance of the meeting, and in the case of a nomination for the election of directors, not less than 90 or more than 180 days prior to the earlier of the date of the meeting or the corresponding date on which the preceding year's annual meeting of stockholders was held. This advance notice requirement may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if the stockholders believe such nominees or proposals are in their interests. Making the period for nomination of directors and introducing new business a period not less than 10 days prior to notice of a stockholder meeting may tend to discourage persons from bringing up matters disclosed in the proxy materials furnished to the stockholders and could inhibit the ability of stockholders to bring up new business in response to recent developments.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

     Lions Gate believes that, for federal income tax purposes, no gain or loss will be recognized by Lions Gate, DOBI Medical International or the stockholders of Lions Gate who receive DOBI Medical International common stock for their Lions Gate common stock in connection with the reincorporation. The adjusted tax basis of each whole share of DOBI Medical International common stock received by a stockholder of Lions Gate as a result of the reincorporation will be the same as the stockholder's aggregate adjusted tax basis in the shares of Lions Gate common stock converted into such shares of DOBI Medical International common stock. A stockholder who holds Lions Gate common stock will include in his holding period for the DOBI Medical International common stock that he receives as a result of the reincorporation his holding period for Lions Gate common stock converted into such DOBI Medical International common stock.

     Because of the complexity of the capital gains and loss provisions of the Internal Revenue Code of 1986 and the uniqueness of each individual's capital gain or loss situation, stockholders contemplating exercising statutory dissenters' rights should consult their own tax advisor regarding the federal income tax consequences of exercising such rights. State, local or foreign income tax consequences to stockholders may vary from the federal income tax consequences described above, and STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE CONSEQUENCES TO THEM OF THE REINCORPORATION UNDER ALL APPLICABLE TAX LAWS.

RIGHTS OF DISSENTING STOCKHOLDERS

     Stockholders of Lions Gate common stock that follow the appropriate procedures are entitled to dissent from the consummation of the reincorporation and receive payment of the fair value of their shares under Sections 92A.300 through 92A.500 of the Nevada General Corporation Law.

     The following discussion summarizes the material applicable provisions of the Nevada dissenters' rights statute. You are urged to read the full text of the Nevada dissenters' rights statute, which is reprinted in its entirety and attached as Exhibit 4 to this document. A person having a beneficial interest in shares of our common stock that are held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner if such person wishes to perfect any dissenters' rights such person may have.

     This discussion and Exhibit 4 should be reviewed carefully by you if you wish to exercise statutory dissenters' rights or wish to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the Nevada dissenters' rights statute may result in a termination or waiver of dissenters' rights under the Nevada dissenters' rights statute.

     Under the Nevada dissenters' rights statute, you have the right to dissent from the reincorporation and demand payment of the fair value of your shares of common stock. If you elect to dissent, you must file with Lions Gate a written notice of dissent stating that you intend to demand payment for your shares of common stock if the reincorporation is consummated. Such written notice of dissent must be filed with Lions Gate within 20 days of receipt of this Information Statement. If you fail to comply with this notice requirement, you will not be entitled to dissenters' rights. The "fair value" of the shares as used in the Nevada dissenters' rights statute is the value of the shares immediately before the effectuation of the proposed reincorporation, including an appreciation or depreciation in anticipation of the reincorporation unless exclusion would be inequitable.

     Within 10 days after the effective time of the reincorporation, Lions Gate will give written notice of the effective time of the reincorporation by certified mail to each stockholder who filed a written notice of dissent. The notice must also state where demand for payment must be sent and where share certificates shall be deposited, among other information. Within the time period set forth in the notice, which may not be less than 30 days nor more than 60 days following the date notice is delivered, the dissenting stockholder must make a written demand on Lions Gate for payment of the fair value of his or her shares and deposit his or her share certificates in accordance with the notice.

     Within 30 days after the receipt of demand for the fair value of the dissenters' shares, Lions Gate will pay each dissenter who complied with the required procedures the amount it estimates to be the fair value of the dissenters' shares, plus accrued interest. Additionally, Lions Gate shall mail to each dissenting stockholder a statement as to how fair value was calculated, a statement as to how interest was calculated, a statement of the dissenters' right to demand payment of fair value under Nevada law, and a copy of the relevant provisions of Nevada law.

     A dissenting stockholder, within 30 days following receipt of payment for the shares, may send Lions Gate a notice containing such stockholder's own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to Lions Gate's payment of fair value to such stockholder.

     If a demand for payment remains unsettled, Lions Gate will petition the court to determine fair value and accrued interest. If Lions Gate fails to commence an action within 60 days following the receipt of the stockholder's demand, Lions Gate will pay to the stockholder the amount demanded by the stockholder in the stockholder's notice containing the stockholder's estimate of fair value and accrued interest.

     All dissenting stockholders, whether residents of Nevada or not, must be made parties to the action and the court will render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting stockholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such stockholder. Otherwise the costs and expenses of bringing the action will be determined by the court. In addition, reasonable fees and expenses of counsel and experts may be assessed against Lions Gate if the court finds that it did not substantially comply with the requirements of the Nevada dissenters' rights statute or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Nevada law.

     If you wish to seek dissenters' rights, you are urged to review the applicable Nevada statutes attached to this Information Statement as Exhibit 4.

CHANGE OF FISCAL YEAR END

     The board of directors has determined it to be in the best interests of Lions Gate to change its current July 31 fiscal year end, effective on December 9, 2003, to a December 31 fiscal year end. The purpose of changing the fiscal year end is to bring Lions Gate in line with the year end of DOBI Medical Systems, Inc., its operating subsidiary, whose current fiscal year end is December 31.

                            STOCKHOLDER RESOLUTION #3

           AMENDMENT TO BY-LAWS TO INCREASE SIZE OF BOARD OF DIRECTORS

BACKGROUND AND PURPOSE

     Our By-laws currently provide that our board of directors shall consist of up to five directors. The amendment to our By-laws provides for an increase in the size of our board of directors to nine from five, and fixes the number of directors at six. This amendment is necessary to allow us to abide by certain terms and conditions of the reverse merger transaction, under which we are required to have a board of directors comprised of six directors, with the maximum allowable directors fixed at nine.

     Since the affirmative consent of the holders of a majority of our outstanding common stock has approved the amendment to our By-laws, on January 30, 2004, Article III, Section 2 of our By-laws will be amended to delete such section in its entirety and will be replaced with the following:

     "SECTION 2. NUMBER OF DIRECTORS. The number of Directors shall be no fewer than one (1) nor more than nine (9). The exact number of authorized Directors shall be six (6) until changed, within the limits specified above, by a Bylaw amending this section, duly adopted by the Board of Directors, or the shareholders. The maximum or minimum number of Directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the Articles of Incorporation or by an amendment to these By-laws duly adopted by a majority of the outstanding shares entitled to vote. However, once shares have been issued to more than two (2) shareholders, an amendment that would reduce the maximum authorized number of Directors to a number fewer than nine (9) cannot be adopted if the votes cast against its adoption at a shareholders' meeting or the shares not consenting to an action by written consent are equal to more than one-sixth (16 2/3%) of the outstanding shares entitled to vote."

                            STOCKHOLDER RESOLUTION #4

          RATIFICATION, ADOPTION AND AMENDMENT OF 2000 STOCK INCENTIVE
                       PLAN OF DOBI MEDICAL SYSTEMS, INC.

BACKGROUND AND PURPOSE

     The board of directors has adopted the 2000 Stock Incentive Plan of DOBI Medical Systems, Inc., its subsidiary, which was assumed on December 9, 2003 pursuant to the reverse merger transaction. In addition, the board of directors has adopted an amendment to the 2000 Stock Incentive Plan increasing the number of shares of common stock available for issuance under the plan to 5,630,000 shares. The board of directors recommended that the 2000 Stock Incentive Plan be adopted, assumed and approved by our stockholders. In addition, the board of directors recommended that the amendment to the plan increasing the number of shares of common stock available for issuance under the plan also be approved by our stockholders. The holders of a majority of our outstanding common stock have given their consent to approve the assumption and adoption of the 2002 Stock Incentive Plan and the amendment to the plan increasing the number of shares available for issuance to 5,630,000 shares.

     The purpose of the 2000 Stock Incentive Plan is to increase our ability to attract and retain talented employees, consultants and directors and thereby enhance our growth and profitability. Under the 2000 Stock Incentive Plan, options to purchase common stock, including incentive stock options, restricted stock awards and other equity-based compensation, may be awarded to directors, officers, employees, consultants or other agents.

     Stockholder approval of the 2000 Stock Incentive Plan and the amendment to the plan increasing the number of shares available for issuance is required (i) for purposes of compliance with certain exclusions from the limitations of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) in order for the 2000 Stock Incentive Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation U promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) by the rules of the National Association of Securities Dealers National Market System.

     The effective date of the 2000 Stock Incentive Plan was September 13, 2000 (the "Effective Date"). As of December 9, 2003, stock options to purchase a total of approximately 1,472,000 shares of our common stock had been granted under the 2000 Stock Incentive Plan by DOBI Medical Systems prior to its acquisition by us in the reverse merger transaction. These options, which expire ten years from the date of grant, were granted at exercise prices ranging from $.90 to $2.25 per share. In accordance with the terms of the reverse merger transaction, these options were converted into options to purchase shares of our common stock at the same exercise price. These options will continue to be governed by the 2000 Stock Incentive Plan, as assumed and adopted by us pursuant to this Stockholder Resolution #4.

     The following is a summary of the principal features of the 2000 Stock Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the 2000 Stock Incentive Plan, which is attached to this Information Statement as Exhibit 5. Stockholders are urged to read the actual text of the 2000 Stock Incentive Plan in its entirety.

ADMINISTRATION OF THE PLAN

     The board of directors or a committee of independent directors appointed by the board of directors administers the 2000 Stock Incentive Plan. Employees and others who are eligible to participate in the 2000 Stock Incentive Plan are selected by the board of directors or the committee. Option grants are approved by the board of directors or the committee based on their review of recommendations from the Chief Executive Officer.

     The 2000 Stock Incentive Plan contains provisions relating to the restrictions on transfer and the vesting and exercisability of the options, among other items. Most of the options are subject to vesting over time of employment and expire up to ten years subsequent to the date of grant.

RESTRICTED STOCK AWARDS

     The committee or the board of directors is authorized to grant restricted stock under the 2000 Stock Incentive Plan. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee or the board of directors. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the committee or the board of directors.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS AND RESTRICTED STOCK

     The 2000 Stock Incentive Plan is not qualified under the provisions of
Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     Nonqualified Stock Options

     On exercise of a nonqualified stock option granted under the 2000 Stock Incentive Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of common stock acquired on exercise of the option over the exercise price. If the optionee is an employee of our company, that income will be subject to the withholding of federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

     If an optionee pays for shares of common stock on exercise of an option by delivering shares of our company's common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

     Our company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

     Incentive Stock Options

     The 2000 Stock Incentive Plan provides for the grant of options that qualify as "incentive stock options" as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

     If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

     An optionee who exercises an incentive stock option by delivering shares of common stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of common stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

     We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, our company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

     Restricted Stock

     Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2000 Stock Incentive Plan (e.g., if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

     The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2000 Stock Incentive Plan, the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

     Section 162 Limitations

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1,000,000 in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the committee or board of directors expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance-based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1,000,000. Future changes in Section 162(m) or related regulations may adversely affect our ability to ensure that options under the 2000 Stock Incentive Plan will qualify as "performance-based compensation" that is fully deductible by us under Section 162(m).

     Importance of Consulting Tax Adviser

     The information set forth above is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his particular situation, each optionee should consult his tax adviser as to the federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of common stock acquired on exercise of an option.

NEW PLAN BENEFITS

     The following table sets forth the stock options that the individuals and groups referred to below have received as of January 5, 2004, under the 2000 Stock Incentive Plan.



                                                                2000 STOCK INCENTIVE PLAN
                                                                -------------------------
NAME AND POSITION
-----------------
                                                              DOLLAR VALUE    NUMBER OF UNITS
                                                              ------------    ---------------

Phillip C. Thomas,
    Chief Executive Officer..............................       $171,000(2)         75,000
                                                                $220,675(3)        227,500

Michael R. Jorgensen,
    Executive Vice President and
    Chief Financial Officer..............................       $513,000(2)        225,000
                                                                $308,750(4)        162,500

Denis A. O'Connor,
    Senior Vice President, Sales and Marketing...........       $456,000(2)        200,000

Dale A. Johnson,
    Vice President, Business Development(5)..............             --                --

John D. Gardner,
    Vice President, Technology(6)........................             --                --

Alan Rego
    Director of Product Development......................      $171,000(2)          75,000
                                                                $44,135(3)          45,500
                                                               $185,250(4)          97,500
                                                                $-4,387(7)          24,375

Ivan Masyukou
    Director of Engineering..............................      $171,000(2)          75,000
                                                                $94,575(3)          97,500
                                                               $308,750(4)         162,500

Executive Group..........................................    $1,140,000(2)         500,000
                                                               $220,675(3)         227,500
                                                               $308,750(4)         162,500

Non-Executive Director Group.............................      $513,000(2)         225,000
                                                                $78,813(3)          81,250
                                                                $49,400(4)          26,000

Non-Executive Officer Employee Group.....................    $1,516,200(2)         665,000
                                                               $189,150(3)         195,000
                                                             $1,025,052(4)         539,501
                                                                $-7,312(7)          40,625

---------------------------

(1) The grant of options in the future is entirely within the discretion of the board of directors or the committee. We cannot determine the nature, amount or the dollar value of stock option awards that may be made in the future.


                                       27



(2) Dollar value is based upon the difference between the closing price of the common stock on the OTC Bulletin Board on January 5, 2004, and $1.00, the exercise price of the options granted. On January 5, 2004, the closing price was $3.28 per share.

(3) Dollar value is based upon the difference between the closing price of the common stock on the OTC Bulletin Board on January 5, 2004, and $2.31, the exercise price of the options granted. On January 5, 2004, the closing price was $3.28 per share.

(4) Dollar value is based upon the difference between the closing price of the common stock on the OTC Bulletin Board on January 5, 2004, and $1.38, the exercise price of the options granted. On January 5, 2004, the closing price was $3.28 per share.

(5)  Mr. Johnson resigned from his position effective October 31, 2003

(6)  Mr. Gardner resigned from his position effective April 1, 2003.

(7) Dollar value is based upon the difference between the closing price of the common stock on the OTC Bulletin Board on January 5, 2004, and $3.46, the exercise price of the options granted. On January 5, 2004, the closing price was $3.28 per share.


     We expect to grant additional options to purchase shares of our common stock in the future to the persons listed in the table above (other than Messrs. Johnson and Gardner) and to other eligible participants. The grant of options in the future to these persons is entirely within the discretion of the board of directors or the committee. We cannot determine the nature, amount or the dollar value of stock option awards that may be made in the future.

                            STOCKHOLDER RESOLUTION #5

          RATIFICATION OF APPOINTMENT OF CERTIFYING PUBLIC ACCOUNTANTS

     As previously reported in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 12, 2003, on December 9, 2003 we retained Marcum & Kliegman LLP as our new certifying public accountants for the fiscal year ending December 31, 2003, replacing Moore Stephens Ellis Foster Ltd., which had replaced Dohan & Company, P.A., Lions Gate's previous principal accountant, on July 15, 2003. Upon the completion of the reincorporation, Marcum & Kliegman will become the certifying public accountants of DOBI Medical International for the fiscal year ending December 31, 2003. Marcum & Kliegman has not previously provided audit, tax or other accounting related services to either Lions Gate or its wholly-owned subsidiary, DOBI Medical Systems, Inc., and has no financial interest, either direct or indirect, in Lions Gate.

     We intend to establish an Audit Committee of the board of directors, which would initially consist of two directors, each of whom would be considered an independent director. The Audit Committee's duties would be to recommend to the board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The Audit Committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee would at all times be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

                       BOARD OF DIRECTORS' RECOMMENDATIONS
                            AND STOCKHOLDER APPROVALS

     On December 10, 2003, our board of directors considered and unanimously approved each of the actions described in this Information Statement, and recommended that the stockholders adopt each of the actions. The affirmative consent of the holders of a majority of Lions Gate's issued and outstanding shares of common stock was required to approve each of the actions described in this Information Statement in the absence of a meeting of stockholders. The requisite stockholder approval of each of the actions described in this Information Statement was obtained by the execution of written consents in favor of such actions by the holders of a majority of our outstanding shares of common stock without the need to solicit votes, allowing Lions Gate to take the proposed actions on or about January 30, 2004.

     The information contained in this Information Statement constitutes the only notice any stockholder will be provided.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of our officers, directors or any of their respective affiliates has any interest in any of the matters to be acted upon, as set forth in this Information Statement.

                           FORWARD-LOOKING STATEMENTS

     This Information Statement may contain certain "forward-looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases, which represent our expectations or beliefs, including

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but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "might," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with this act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, DC 20549. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

                     INCORPORATION OF FINANCIAL INFORMATION

     Our Annual Report on Form 10-KSB for the fiscal year ended July 31, 2003 as filed with the U.S. Securities and Exchange Commission on October 28, 2003 (Commission File No. 0-32523), is incorporated in its entirety by reference into this Information Statement.

     As the requisite stockholder vote for each of the actions described in this Information Statement was obtained upon the delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

                                            By Order of the Board of Directors


                                            /s/ Phillip C. Thomas
                                            ------------------------------------


                                            PHILLIP C. THOMAS
                                            Chief Executive Officer
January 9, 2004


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                                INDEX OF EXHIBITS


    Exhibit 1:    Agreement and Plan of Merger.

    Exhibit 2:    Certificate of Incorporation of DOBI Medical International,
                  Inc.

    Exhibit 3:    By-laws of DOBI Medical International, Inc.

    Exhibit 4:    Nevada Statutes concerning Dissenter's Rights.

    Exhibit 5:    2000 Stock Incentive Plan, as amended.